EXHIBIT 99.3

AT&T Inc.

Offers to Exchange

up to $1,956,149,000 aggregate principal amount of new 4.30% Global Notes due 2042 registered under the

Securities Act of 1933, for any and all outstanding unregistered 4.30% Global Notes due 2042, and up to $3,043,850,000 aggregate principal amount of new 4.35% Global Notes due 2045 registered under the

Securities Act of 1933, for any and all outstanding unregistered 4.35% Global Notes due 2045

Pursuant to the Prospectus, dated                 , 2013

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

AT&T Inc., a Delaware corporation (the “Company”), hereby offers to exchange (the “Exchange Offers”), upon and subject to the terms and conditions set forth in the Prospectus dated                 , 2013 (the “Prospectus”) and the enclosed letter of transmittal (the “Letter of Transmittal”), (i) up to $1,956,149,000 aggregate principal amount of registered 4.30% Global Notes due 2042 of the Company, which will be freely transferable (the “2042 Exchange Notes”), for any and all of the Company’s outstanding 4.30% Global Notes due 2042, which have certain transfer restrictions (the “2042 Original Notes”) , and (ii) up to $3,043,850,000 aggregate principal amount of registered 4.35% Global Notes due 2045 of the Company, which will be freely transferable (the “2045 Exchange Notes”, and together with the 2042 Exchange Notes, the “Exchange Notes”), for any and all of the Company’s outstanding 4.35% Global Notes due 2045, which have certain transfer restrictions (the “2045 Original Notes”, and together with the 2042 Original Notes, the “Original Notes”). The Exchange Offers are intended to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of December 17, 2012, among the Company, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner& Smith Incorporated, BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Morgan Stanley & Co. LLC, RBS Securities Inc., Wells Fargo Securities, LLC, Mitsubishi UFJ Securities (USA), Inc., Citigroup Global Markets Inc., EA Markets Securities LLC, Mizuho Securities USA Inc., UBS Securities LLC, Blaylock Robert Van, LLC, CastleOak Securities, L.P., Lebenthal& Co., LLC., Loop Capital Markets LLC, Muriel Siebert & Co., Inc., The Williams Capital Group, L.P. and C.L. King & Associates, Inc.

We are requesting that you contact your clients for whom you hold Original Notes regarding the Exchange Offers. For your information and for forwarding to your clients for whom you hold Original Notes registered in your name or in the name of your nominee, or who hold Original Notes registered in their own names, we are enclosing the following documents:

1. Prospectus dated                 , 2013;

2. The Letter of Transmittal for your use and for the information of your clients (and included therewith, Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9);

3. A form of letter which may be sent to your clients for whose account you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offers; and

4. Return envelopes addressed to The Bank of New York Mellon Trust Company, N.A. (the “Exchange Agent”).

Your prompt action is requested. The Exchange Offers will expire at 5:00 p.m., New York City time, on             , 2013 (such date and time, the “Expiration Date”), unless extended by the Company. Any Original Notes tendered pursuant to the Exchange Offers may be withdrawn at any time prior to the Expiration Date.

To participate in the Exchange Offers, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal or a message from The Depository Trust Company stating that the tendering holder has expressly acknowledged receipt of, and agrees to be bound by and held accountable under, the Letter of Transmittal, must be sent to the Exchange Agent and certificates representing the Original Notes (or confirmation of book-entry transfer of such Original Notes into the Exchange Agent’s account at The Depository Trust Company) must be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

Any inquiries you may have with respect to the Exchange Offers or requests for additional copies of the enclosed materials should be directed to the Exchange Agent at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

AT&T Inc.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFERS, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.